PEN Inc. Announces Third Quarter Financial Results

Investor Conference Call and Business Update Set for November 25, 10 am ET

DEERFIELD BEACH, FL--(Marketwired - November 17, 2014) - PEN Inc. (OTCQB: PENC) (PEN) reported Friday the financial results for the quarter ended September 30, 2014.

Scott Rickert, PEN’s Chairman and CEO, said, “The historical business of PEN, primarily the sales of our eye care glass cleaning and defogging business, remains strong. We have restructured the contract research business to make it a break-even business going forward and thus PEN overall is profitable. This result after only one month of combined operations for the quarter reflects the hard work and dedication of the entire PEN team. Our focus is on continuing the growth of our historical businesses and the coming roll-out of new products. Our goal remains to create strong growth via new nanotechnology-enhanced products.”

For the three quarters ended September 30, PEN profits were $41,073 versus a net loss for the same period of 2013 of $168,950. Excluding one-time costs of approximately $235,000 associated with the Combination of Applied Nanotech and Nanofilm, PEN had pro forma net income for the nine month period of approximately $329,000.

For the quarter ended September 30, 2014, the Company reported a net loss of $448,887 versus a profit of $26,321 for the same period of 2013. The results reflect the merger acquisition costs, as well as the losses from the research and development segment. Since the combination, PEN has made efforts to cut costs and plans to achieve positive or break-even cash flow from operations in that segment by the end of 2014. For the nine month period, sales increased by $890,101 or 13.3% as compared to the same period in 2013.

Substantially all of PEN’s results of operations for the third quarter and year to date relate to the Nanofilm product segment since Nanofilm was the acquiror for accounting purposes, and the results of operations related to the research and development segment based in the Applied Nanotech Inc. subsidiary acquired in the combination are included in the results of operations only for the period from August 27, 2014, (the effective date of the combination) to September 30, 2014.

The entire Form 10Q and related financial statements are available at www.sec.gov, or the company’s website, www.pen-technology.com.

Investor call and business update: Tuesday, November 25, 2014. At 10 a.m.

PEN will host an investor call Tuesday, November 25 at 10 a.m. ET to discuss third quarter results, provide a business update and take questions from investors. Participants can register for the webcast at this address:

http://w.on24.com/r.htm?e=896132&s=1&k=539B926244C74972BC1708A6B77EB90B.

The live event can also be followed on Twitter with the hashtag #PENRickert. Questions for the event may be submitted in advance to Lynn Lilly, Director of Communication, at llilly@pen-technology.com, or by tweeting them via direct Twitter message to @PENRickert or with the hashtag #PENRickert.

PEN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$254,429	$100,367
Accounts receivable, net	1,089,697	1,524,303
Accounts receivable - related party	9,112	17,224
Inventory	1,255,890	1,484,456
Prepaid expenses and other current assets	426,588	107,718

Total Current Assets	3,035,716	3,234,068

OTHER ASSETS:
Property, plant and equipment, net	803,276	672,704
Intangible assets, net	2,387,198	-
Other assets	37,197	73,504

Total Other Assets	3,227,671	746,208

TOTAL ASSETS	$6,263,387	$3,980,276

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Bank revolving line of credit	$-	$199,919
Current portion of bank term loan	-	60,000
Convertible notes payable, net	66,666	-
Convertible notes payable - related parties, net	80,001	-
Accounts payable	1,424,102	721,860
Accrued expenses	1,077,572	344,271
Income taxes payable	50,000	-
Deferred revenue	120,871	-

Total Current Liabilities	2,819,212	1,326,050

LONG-TERM LIABILITIES:
Bank term loan, net of current portion	-	515,000
Other long-term liabilities	-	127,914

Total Long-term Liabilities	-	642,914

Total Liabilities	2,819,212	1,968,964

STOCKHOLDERS’ EQUITY:
Preferred stock, $.0001 par value, 20,000,000 shares authorized; No shares issued and outstanding	-	-
Class A common stock: $.0001 par value, 1,300,000,000 shares authorized; 232,316,856 and 27,670,187 issued and outstanding at September 30, 2014 and December 31, 2013, respectively	23,232	2,767
Class B common stock: $.0001 par value, 400,000,000 shares authorized; 250,731,549 and 250,698,105 issued and outstanding at September 30, 2014 and December 31, 2013, respectively	25,073	25,070
Class Z common stock: $.0001 par value, 100,000,000 shares authorized; 47,273,470 and 47,273,470 issued and outstanding at September 30, 2014 and December 31, 2013, respectively	4,727	4,727
Additional paid-in capital	4,454,735	3,083,413
Accumulated deficit	(1,063,592)	(1,104,665)

Total Stockholders’ Equity	3,444,175	2,011,312

Total Liabilities and Stockholders’ Equity	$6,263,387	$3,980,276

See 10Q for accompanying notes to unaudited consolidated financial statements.

PEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

SALES:
Third parties	$1,913,911	$2,391,073	$7,446,232	$6,529,367
Related party	40,810	44,353	147,862	174,626

Total Sales	1,954,721	2,435,426	7,594,094	6,703,993

COST OF SALES	1,340,759	1,524,087	4,172,427	4,148,487

GROSS PROFIT	613,962	911,339	3,421,667	2,555,506

OPERATING EXPENSES:
Selling and marketing expenses	42,033	57,878	186,062	201,108
Salaries, wages and contract labor	574,213	313,733	1,448,933	961,106
Research and development	131,371	267,135	426,740	727,021
Professional fees	249,503	81,998	568,225	272,511
General and administrative expenses	265,563	175,094	622,085	557,064

Total Operating Expenses	1,262,683	895,838	3,252,045	2,718,810

INCOME (LOSS) FROM OPERATIONS	(648,721)	15,501	169,622	(163,304)

OTHER INCOME (EXPENSES):
Interest income	-	6	-	35
Interest expenses	(1,806)	(15,521)	(19,230)	(72,051)
Other income, net	12,124	30,813	-	37,678

Total Other Income/(Expense)	10,318	15,298	(19,230)	(34,338)

Income (loss) before income taxes	(638,403)	30,799	150,392	(197,642)

Income tax benefit (expense)	159,726	-	(55,901)	-

NET INCOME (LOSS)	(478,677)	30,799	94,491	(197,642)

Net (income) loss attributable to former non-controlling interest	29,790	(4,478)	(53,418)	28,692

NET INCOME (LOSS) ATTRIBUTABLE TO PEN, INC.	$(448,887)	$26,321	$41,073	$(168,950)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.00)	$0.00	$0.00	$(0.00)
Diluted	$(0.00)	$0.00	$0.00	$(0.00)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	401,181,389	325,641,762	351,098,340	325,641,762
Diluted	401,181,389	325,641,762	351,098,340	325,641,762

See 10Q for accompanying notes to unaudited consolidated financial statements.

About PEN Inc. (OTCQB: PENC)

PEN Inc. (PENC) is a global leader in developing, commercializing and marketing enhanced-performance products enabled by nanotechnology. The company focuses on innovative and advanced product solutions in safety, health and sustainability. For more information about PEN Inc., visit www.pen-technology.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties concerning our business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report on Form 10-K for the fiscal year ended December 31, 2013, and in reports subsequently filed by us with the Securities and Exchange Commission (“SEC”). All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) at www.sec.gov or from our website listed above. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.